Exhibit 99.1

Fifth Third Announces Second Quarter 2019 Results

Reported diluted earnings per share of $0.57

Reported results included a negative $0.14 impact from certain items on page 2 including merger-related expenses

Quarterly comparisons are impacted by significant Worldpay gains from the prior quarter and year-ago quarter

Key Financial Data				Key Highlights

$ millions for all balance sheet and income statement items	2Q19	1Q19	2Q18

●   Successful integration of MB Financial

●   Remain on-track to achieve MB expense savings by
     1Q20 ($255 million pre-tax); expect to achieve ~80% of
     run-rate savings by year-end

●   Noninterest expense, noninterest income, and net
     interest income performance better than prior guidance

●   NIM(a) up 16 bps compared to 2Q18 (up 11 bps excl.
     purchase accounting accretion) and up 9 bps
     compared to 1Q19 (up 4 bps excl. purchase
     accounting accretion)

●   Period end loan to core deposit ratio decreased 2%
     while effectively managing interest bearing core deposit
     costs (up 4 bps vs. 1Q19)

●   ROTCE(a) of 12.3% (adjusted 15.1%, or 15.8% excl.
     accumulated other comprehensive income)

●   Named “Best Regional Bank” for second consecutive
     year by Kiplinger

Income Statement Data
Net income available to common shareholders	$427	$760	$579
Net interest income (U.S. GAAP)	1,245	1,082	1,020
Net interest income (FTE)(a)	1,250	1,086	1,024
Noninterest income	660	1,101	743
Noninterest expense	1,243	1,097	1,001
Per Share Data
Earnings per share, basic	$0.57	$1.14	$0.84
Earnings per share, diluted	0.57	1.12	0.82
Book value per share	26.17	24.77	21.75
Tangible book value per share(a)	20.03	18.64	18.08
Balance Sheet & Credit Quality
Average portfolio loans and leases	$110,095	$97,773	$92,557
Average deposits	124,345	109,591	103,945
Net charge-off ratio(b)	0.29%	0.32%	0.41%
Nonperforming asset ratio(c)	0.51	0.45	0.52
Financial Ratios
Return on average assets	1.08%	2.11%	1.71%
Return on average common equity	9.1	19.6	15.9
Return on average tangible common equity(a)	12.3	23.9	19.2
CET1 capital(d)(e)	9.58	9.60	10.91
Net interest margin(a)	3.37	3.28	3.21
Efficiency(a)	65.1	50.2	56.7

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary

“Our second quarter performance reflected continued positive momentum throughout our businesses as well as the impact of integrating MB Financial. Excluding merger-related expenses, second quarter financial results exceeded our prior expectations, reflecting diligent expense management throughout the Company and strong net interest income growth. The net charge-off ratio also improved both sequentially and year-over-year, reflecting the generally stable macroeconomic environment during the quarter.

During the quarter, we completed the conversion of substantially all systems associated with our acquisition of MB Financial. We remain on track to achieve the previously stated financial synergies from the transaction, which will meaningfully improve our key profitability metrics.

With a clearly defined set of strategic priorities, we remain confident in our ability to generate revenue growth, achieve positive operating leverage, and create significant value for our shareholders.”

-Greg D. Carmichael, Chairman, President and CEO

Investor contact: Chris Doll (513) 534–2345 | Media contact: Gary Rhodes (513) 534–4225	July 23, 2019

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,250	$1,086	$1,024	15%	22%
Provision for credit losses	85	90	14	(6%)	507%
Noninterest income	660	1,101	743	(40%)	(11%)
Noninterest expense	1,243	1,097	1,001	13%	24%
Income before income taxes(a)	$582	$1,000	$752	(42%)	(23%)

Taxable equivalent adjustment	5	4	4	25%	25%
Applicable income tax expense	124	221	146	(44%)	(15%)
Net income	$453	$775	$602	(42%)	(25%)
Less: Net income attributable to noncontrolling interests	-	-	-	NM	NM
Net income attributable to Bancorp	$453	$775	$602	(42%)	(25%)
Dividends on preferred stock	26	15	23	73%	13%
Net income available to common shareholders	$427	$760	$579	(44%)	(26%)
Earnings per share, diluted	$0.57	$1.12	$0.82	(49%)	(30%)

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2019 net income of $453 million compared to net income of $602 million in the year-ago quarter. Net income available to common shareholders was $427 million, or $0.57 per diluted share, compared to $579 million, or $0.82 per diluted share in the year-ago quarter. Prior quarter net income was $775 million and net income available to common shareholders was $760 million, or $1.12 per diluted share.

Diluted earnings per share impact of certain items
(after-tax impacts(f); $ in millions, except per share data)

Merger-related expenses	($84)
Valuation of Visa total return swap	($17)
After-tax impact(f) of certain items	($101)

Average diluted common shares outstanding (thousands)	747,750

Diluted earnings per share impact	($0.14)

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Interest Income
Interest income	$1,641	$1,437	$1,273	14%	29%
Interest expense	391	351	249	11%	57%
Net interest income (NII)	$1,250	$1,086	$1,024	15%	22%
Adjusted NII(a)	$1,234	$1,085	$1,024	14%	21%

Average Yield/Rate Analysis				bps Change

Yield on interest-earning assets	4.42%	4.33%	3.98%	9	44
Rate paid on interest-bearing liabilities	1.47%	1.46%	1.12%	1	35

Ratios
Net interest rate spread	2.95%	2.87%	2.86%	8	9
Net interest margin (NIM)	3.37%	3.28%	3.21%	9	16
Adjusted NIM(a)	3.32%	3.28%	3.21%	4	11

Compared to the year-ago quarter, NII increased $226 million, or 22%. Purchase accounting accretion associated with the non-purchase credit impaired loan portfolio from the MB Financial acquisition was $16 million in the second quarter of 2019. Excluding the purchase accounting accretion, adjusted NII increased $210 million, or 21%, primarily driven by the impact of the earning assets from the MB Financial acquisition and higher short-term market rates. Compared to the year-ago quarter, NIM increased 16 bps, or 11 bps, excluding the purchase accounting accretion. Performance was driven by higher short-term market rates, partially offset by higher funding costs and a continued migration from demand deposits into interest-bearing deposits.

Compared to the prior quarter, NII increased $164 million, or 15%. Excluding the purchase accounting accretion, adjusted NII increased $149 million, or 14%, primarily reflecting the full-quarter impact of the acquired earning assets from the MB Financial acquisition and a higher day count, partially offset by lower short-term market rates and a slight increase in funding costs. Compared to the prior quarter, NIM increased 9 bps. Excluding the purchase accounting accretion, adjusted NIM increased 4 bps, primarily reflecting the full-quarter impact of the acquired earning assets from the MB Financial acquisition, partially offset by lower short-term market rates and a higher day count.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$143	$131	$137	9%	4%
Corporate banking revenue	137	112	120	22%	14%
Mortgage banking net revenue	63	56	53	13%	19%
Wealth and asset management revenue	122	112	108	9%	13%
Card and processing revenue	92	79	84	16%	10%
Other noninterest income	93	592	250	(84%)	(63%)
Securities gains (losses), net	8	16	(5)	(50%)	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	2	3	(4)	(33%)	NM
Total noninterest income	$660	$1,101	$743	(40%)	(11%)

Reported noninterest income decreased $83 million, or 11%, from the year-ago quarter, and decreased $441 million, or 40%, from the prior quarter. The reported results reflect the full-quarter impact of the MB Financial acquisition on March 22, 2019, and the impact of certain items in the table below including significant Worldpay gains in both the prior quarter and year-ago quarter.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended
	June	March	June
	2019	2019	2018
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$660	$1,101	$743
Valuation of Visa total return swap	22	31	10
Merger-related branch network impairment charge	-	13	-
Gain on sale of Worldpay shares	-	(562)	(205)
Branch network impairment charge	-	-	30
Gain from GreenSky IPO	-	-	(16)
GreenSky equity securities (gains) / losses	-	(9)	-
Securities (gains) / losses, net (excluding GreenSky)	(8)	(7)	5
Noninterest income excluding certain items(a)	$674	$567	$567

Compared to the year-ago quarter, service charges on deposits increased $6 million, or 4%, primarily driven by higher commercial deposit fees, partially offset by lower consumer deposit fees. Corporate banking revenue increased $17 million, or 14%, primarily driven by business solutions revenue resulting from the MB Financial acquisition. Mortgage banking net revenue increased $10 million, or 19%, primarily driven by higher mortgage originations of $2.9 billion, an increase of 36%. Wealth and asset management revenue increased $14 million, or 13%, primarily driven by higher personal asset management revenue and institutional trust fees. Card and processing revenue increased $8 million, or 10%, reflecting increases in credit and debit transaction volumes, partially offset by higher rewards.

Compared to the prior quarter, service charges on deposits increased $12 million, or 9%, primarily driven by higher commercial deposit fees, partially offset by lower consumer deposit fees. Corporate banking revenue increased $25 million, or 22%, primarily driven by business solutions revenue resulting from the MB Financial acquisition. Mortgage banking net revenue increased $7 million, or 13%, primarily driven by a 76% increase in origination volumes. Wealth and asset management revenue increased $10 million, or 9%, primarily driven by higher personal asset management revenue and institutional trust fees, partially offset by seasonally strong tax-related private client service revenue in the prior quarter. Card and processing revenue increased $13 million, or 16%, reflecting increases in credit and debit transaction volumes, partially offset by higher rewards.

Compared to both the year-ago quarter and prior quarter, noninterest income excluding the items in the table above increased $107 million, or 19%, reflecting the full-quarter impact of the MB Financial acquisition.

Other noninterest income results on a reported basis in the current and previous quarters were impacted by the Visa total return swap valuation adjustments, branch network impairment charges, Worldpay-related gains, and GreenSky IPO gain. Excluding these items, other noninterest income of $115 million increased $46 million, or 67%, compared to the year-ago quarter, primarily driven by other noninterest income from MB Financial. Compared to the prior quarter, other noninterest income excluding these items increased $41 million, or 55%, primarily driven by other noninterest income from MB Financial.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$641	$610	$549	5%	17%
Net occupancy expense	88	75	74	17%	19%
Technology and communications	136	83	67	64%	103%
Equipment expense	33	30	30	10%	10%
Card and processing expense	34	31	30	10%	13%
Intangible amortization expense	14	3	1	NM	NM
Other noninterest expense	297	265	250	12%	19%
Total noninterest expense	$1,243	$1,097	$1,001	13%	24%

Impacts of Merger-Related Expenses

($ in millions)	For the Three Months Ended
	June	March	June
	2019	2019	2018
Merger-Related Expenses
Compensation and benefits	$41	$35	$-
Net occupancy expense	6	-	-
Technology and communications	49	11	-
Equipment expense	1	-	-
Card and processing expense	1	-	-
Intangible amortization expense	-	-	-
Other noninterest expense	11	30	2
Total merger-related expenses	$109	$76	$2

Noninterest Expense excluding Merger-Related Expenses(a)

($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Noninterest Expense excluding Merger-Related Expenses
Compensation and benefits	$600	$575	$549	4%	9%
Net occupancy expense	82	75	74	9%	11%
Technology and communications	87	72	67	21%	30%
Equipment expense	32	30	30	7%	7%
Card and processing expense	33	31	30	6%	10%
Intangible amortization expense	14	3	1	NM	NM
Other noninterest expense	286	235	248	22%	15%
Total noninterest expense excluding merger-related expenses	$1,134	$1,021	$999	11%	14%

Compared to the year-ago quarter, reported noninterest expense increased $242 million, or 24%, impacted by merger-related expenses and the full quarter impact of ongoing expenses from the MB Financial acquisition. Excluding the merger-related expenses noted in the table above and intangible amortization expense, noninterest expense increased $122 million, or 12%, driven by higher other noninterest expense from the MB Financial acquisition (primarily operating lease expense), higher compensation and benefits as well as continued technology investments. The growth was partially offset by a decrease in incentive based payments and the elimination of the FDIC surcharge. Noninterest expense from the year-ago quarter included the impact of compensation expense primarily related to a staffing review as well as a contribution to the Fifth Third Foundation.

Compared to the prior quarter, reported noninterest expense increased $146 million, or 13%, and was impacted by merger-related expenses and elevated other noninterest expense. Excluding the merger-related expenses and the aforementioned intangible amortization expense, noninterest expense increased $102 million, or 10%, driven by higher other noninterest expense from the MB Financial acquisition (primarily operating lease expense), and an increase in technology and communications expense.

Average Interest-Earning Assets

($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,078	$46,011	$42,292	13%	23%
Commercial mortgage loans	10,632	7,414	6,514	43%	63%
Commercial construction loans	5,248	4,838	4,743	8%	11%
Commercial leases	3,809	3,555	3,847	7%	(1%)
Total commercial loans and leases	$71,767	$61,818	$57,396	16%	25%
Consumer loans:
Residential mortgage loans	$16,804	$15,624	$15,581	8%	8%
Home equity	6,376	6,355	6,672	-	(4%)
Indirect secured consumer loans	10,190	9,176	8,968	11%	14%
Credit card	2,408	2,396	2,221	1%	8%
Other consumer loans	2,550	2,404	1,719	6%	48%
Total consumer loans	$38,328	$35,955	$35,161	7%	9%

Portfolio loans and leases	$110,095	$97,773	$92,557	13%	19%
Loans held for sale	898	589	675	52%	33%
Securities and other short-term investments	37,797	36,101	34,935	5%	8%
Total average interest-earning assets	$148,790	$134,463	$128,167	11%	16%

Compared to the year-ago quarter, average total portfolio loans and leases increased 19%, reflecting the impact of the MB Financial acquisition near the end of the first quarter of 2019. Average commercial portfolio loans and leases increased 25%, reflecting the impact of MB Financial as well as higher commercial and industrial (C&I) and commercial mortgage loans, partially offset by a decline in commercial leases. Average consumer portfolio loans increased 9%, reflecting the impact of MB Financial as well as growth in other consumer loans and indirect secured consumer loans.

Compared to the prior quarter, average total portfolio loans and leases increased 13%, reflecting the full-quarter impact of MB Financial. Average commercial portfolio loans and leases increased 16%, reflecting the full-quarter impact of MB Financial, partially offset by a decline in commercial leases. Average consumer portfolio loans increased 7%, reflecting the full-quarter impact of MB Financial as well as growth in indirect secured consumer loans and other consumer loans.

Period end commercial line utilization was 37%, compared to 35% in the year-ago quarter and 38% in the prior quarter.

Average securities and other short-term investments were $37.8 billion compared to $34.9 billion in the year-ago quarter and $36.1 billion in the prior quarter. Growth in the portfolio reflected both the impact from MB Financial and an increase in other short-term investments driven by strong deposit growth in excess of loan growth. Average available-for-sale debt and other securities of $34.7 billion increased 6% compared to the year-ago quarter increased 3% compared to the prior quarter.

Average Deposits

($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Average Deposits
Demand	$35,818	$30,557	$32,834	17%	9%
Interest checking	36,514	33,697	28,715	8%	27%
Savings	14,418	13,052	13,618	10%	6%
Money market	25,934	23,133	22,036	12%	18%
Foreign office(g)	163	208	371	(22%)	(56%)
Total transaction deposits	$112,847	$100,647	$97,574	12%	16%
Other time	5,678	4,860	4,018	17%	41%
Total core deposits	$118,525	$105,507	$101,592	12%	17%
Certificates - $100,000 and over	5,780	3,358	2,155	72%	168%
Other deposits	40	726	198	(94%)	(80%)
Total average deposits	$124,345	$109,591	$103,945	13%	20%

Compared to the year-ago quarter, average core deposits increased 17%, primarily driven by higher interest checking deposits, money market deposits, and demand deposits, reflecting the impact of MB Financial. The increases were partially offset by lower deposits in foreign offices. Compared to the prior quarter, average core deposits increased 12%, primarily driven by higher demand deposits, interest checking deposits, and money market deposits. Average demand deposits represented 30% of total core deposits in the second quarter of 2019, up from 29% in the prior quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$5,780	$3,358	$2,155	72%	168%
Other deposits	40	726	198	(94%)	(80%)
Federal funds purchased	1,151	2,019	1,080	(43%)	7%
Other short-term borrowings	1,119	646	2,452	73%	(54%)
Long-term debt	15,543	15,438	14,579	1%	7%
Total average wholesale funding	$23,633	$22,187	$20,464	7%	15%

Compared to the year-ago quarter, average wholesale funding increased 15% driven by growth in jumbo CD balances and long-term debt, partially offset by a decrease in other short-term borrowings. Compared to the prior quarter, average wholesale funding increased 7% reflecting an increase in jumbo CD balances and other short-term borrowings, partially offset by a decrease in federal funds borrowings and other deposits.

Credit Quality Summary
($ in millions)	For the Three Months Ended
	June	March	December	September	June
	2019	2019	2018	2018	2018

Total nonaccrual portfolio loans and leases (NPLs)	$521	$450	$348	$403	$437
Repossessed property	8	11	10	8	7
OREO	31	37	37	37	36
Total nonperforming portfolio assets (NPAs)	$560	$498	$395	$448	$480

NPL ratio(h)	0.48%	0.41%	0.37%	0.43%	0.47%
NPA ratio(c)	0.51%	0.45%	0.41%	0.48%	0.52%

Total loans and leases 30-89 days past due (accrual)	383	322	297	270	217
Total loans and leases 90 days past due (accrual)	128	132	93	87	89

Allowance for loan and lease losses, beginning	$1,115	$1,103	$1,091	$1,077	$1,138
Total net losses charged-off	(78)	(77)	(83)	(72)	(94)
Provision for loan and lease losses	78	89	95	86	33
Allowance for loan and lease losses, ending	$1,115	$1,115	$1,103	$1,091	$1,077

Reserve for unfunded commitments, beginning	$133	$131	$129	$131	$151
Reserve for acquired commitments	7	1	-	-	-
Provision for (benefit from) the reserve for unfunded commitments	7	1	2	(2)	(20)
Reserve for unfunded commitments, ending	$147	$133	$131	$129	$131

Total allowance for credit losses	$1,262	$1,248	$1,234	$1,220	$1,208

Allowance for loan and lease losses ratios
As a percent of portfolio loans and leases	1.02%	1.02%	1.16%	1.17%	1.17%
As a percent of nonperforming portfolio loans and leases	214%	248%	317%	270%	247%
As a percent of nonperforming portfolio assets	199%	224%	279%	243%	224%

Total losses charged-off	$(119)	$(108)	$(116)	$(112)	$(118)
Total recoveries of losses previously charged-off	41	31	33	40	24
Total net losses charged-off	$(78)	$(77)	$(83)	$(72)	$(94)

Net charge-off ratio (NCO ratio)(b)	0.29%	0.32%	0.35%	0.30%	0.41%
Commercial NCO ratio	0.13%	0.11%	0.19%	0.19%	0.34%
Consumer NCO ratio	0.59%	0.68%	0.61%	0.50%	0.52%

Compared to the year-ago quarter, NPLs increased $84 million, or 19%, with the resulting NPL ratio of 0.48% increasing 1 bp. NPAs increased $80 million, or 17%, with the resulting NPA ratio of 0.51% decreasing 1 bp. Compared to the prior quarter, NPLs increased $71 million, or 16%, with the resulting NPL ratio increasing 7 bps. NPAs increased $62 million, or 12%, with the resulting NPA ratio increasing 6 bps.

The provision for loan and lease losses totaled $78 million in the current quarter compared to $33 million in the year-ago quarter and $89 million in the prior quarter. The resulting allowance for loan and lease losses ratio represented 1.02% of total portfolio loans and leases outstanding in the current quarter, compared with 1.17% in the year-ago quarter and 1.02% in the prior quarter. The allowance for loan and lease losses represented 214% of nonperforming portfolio loans and leases and 199% of nonperforming portfolio assets in the current quarter.

Net charge-offs totaled $78 million in the current quarter compared to $94 million in the year-ago quarter and $77 million in the prior quarter. The resulting NCO ratio of 0.29% in the current quarter decreased 12 bps compared to the year-ago quarter and decreased 3 bps compared to the prior quarter.

Capital and Liquidity Position
	For the Three Months Ended
	June	March	December	September	June
	2019	2019	2018	2018	2018
Capital Position
Average total Bancorp shareholders’ equity as a percent of average assets	12.02%	11.43%	10.95%	11.29%	11.28%
Tangible equity(a)	9.09%	9.03%	9.63%	9.97%	10.19%
Tangible common equity (excluding unrealized gains/losses)(a)	8.27%	8.21%	8.71%	9.02%	9.23%
Tangible common equity (including unrealized gains/losses)(a)	8.91%	8.44%	8.64%	8.53%	8.88%

Regulatory Capital and Liquidity Ratios(e)
CET1 capital(d)	9.58%	9.60%	10.24%	10.67%	10.91%
Tier I risk-based capital(d)	10.64%	10.67%	11.32%	11.78%	12.02%
Total risk-based capital(d)	13.55%	13.57%	14.48%	14.94%	15.21%
Tier I leverage	9.24%	10.32%	9.72%	10.10%	10.24%
Modified liquidity coverage ratio (LCR)	119%	113%	128%	119%	116%

Capital ratios remained strong during the quarter. The CET1 capital ratio was 9.58%, the tangible common equity to tangible assets ratio was 8.27% excluding unrealized gains/losses, and 8.91% including unrealized gains/losses. The Tier I risk-based capital ratio was 10.64%, the Total risk-based capital ratio was 13.55%, and the Tier I leverage ratio was 9.24%.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

●

On April 29, 2019, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $200 million of its outstanding stock in two $100 million tranches. The initial settlement reduced second quarter common shares outstanding by 6.0 million shares. On May 23, 2019, and May 24, 2019, Fifth Third settled both tranches from the forward contract. An additional 1.2 million shares were repurchased in connection with the completion of this agreement.

●

On June 28, 2019, Fifth Third settled the forward contract related to the March 2019 $913 million share repurchase agreement. An additional 2.0 million shares were repurchased in connection with the completion of this agreement.

Based on the transactions noted above, common shares outstanding decreased by approximately 9.2 million shares in the second quarter of 2019 from the first quarter.

On June 27, 2019, Fifth Third announced its capital distribution projections for July 1, 2019 through June 30, 2020 reflecting the ability to distribute approximately $2 billion in capital, which include common share repurchases as well as increased common stock dividends. Capital distribution projections include repurchases related to common share issuances under employee benefit plans (approximately $75 million) and excludes any potential additional repurchases of common shares related to after-tax gains from the previous sale of Worldpay, Inc. common stock.

Tax Rate

The effective tax rate was 21.5% compared with 19.6% in the year-ago quarter and 22.2% in the prior quarter.

Other

In April 2019, Fifth Third exchanged its remaining Class B units of GreenSky Holdings, LLC for Class A common stock of GreenSky, Inc., and subsequently sold all of the stock. Fifth Third recognized a minimal pre-tax gain as a result of this transaction.

On May 30, 2019, Fifth Third filed an application with the Office of the Comptroller of the Currency (“OCC”) to convert from an Ohio state-chartered bank to a national bank.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately August 6, 2019 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 2784479#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2019, the Company had $169 billion in assets and operates 1,207 full-service Banking Centers, and 2,551 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to approximately 53,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2019, had $399 billion in assets under care, of which it managed $46 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 26.

(b)	Net losses charged-off as a percent of average portfolio loans and leases.

(c)	Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.

(d)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(e)	Current period regulatory capital and liquidity ratios are estimated.

(f)	Assumes a 23% tax rate, except for merger-related expenses which were impacted by certain non-deductible items.

(g)	Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.

(h)	Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management systems; (14) losses related to fraud, theft or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) replacement of LIBOR; (24) weakness in the national or local economies; (25) global political and economic uncertainty or negative actions; (26) changes in interest rates; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings by governmental authorities; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) changing retail distribution strategies, customer preferences and behavior; (34) risks relating to the merger with MB Financial, Inc. and Fifth Third’s ability to realize anticipated benefits of the merger; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events or other natural disasters; and (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for June 30, 2019

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16
Consolidated Balance Sheets	17-18
Consolidated Statements of Changes in Equity	19
Average Balance Sheet and Yield/Rate Analysis	20-21
Summary of Loans and Leases	22
Regulatory Capital	23
Summary of Credit Loss Experience	24
Asset Quality	25
Regulation G Non-GAAP Reconciliation	26-28
Segment Presentation	29

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps				% / bps
$ in millions, except per share data	For the Three Months Ended			Change		Year to Date		Change
(unaudited)	June	March	June			June	June
	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Income Statement Data
Net interest income	$1,245	$1,082	$1,020	15%	22%	$2,327	$2,016	15%
Net interest income (FTE)(a)	1,250	1,086	1,024	15%	22%	2,336	2,023	15%
Noninterest income	660	1,101	743	(40%)	(11%)	1,761	1,652	7%
Total revenue (FTE)	1,910	2,187	1,767	(13%)	8%	4,097	3,675	11%
Provision for credit losses	85	90	14	(6%)	507%	175	27	548%
Noninterest expense	1,243	1,097	1,001	13%	24%	2,341	2,011	16%
Net income attributable to Bancorp	453	775	602	(42%)	(25%)	1,228	1,303	(6%)
Net income available to common shareholders	427	760	579	(44%)	(26%)	1,187	1,265	(6%)
Earnings Per Share Data
Net income allocated to common shareholders	$423	$752	$573	(44%)	(26%)	$1,176	$1,250	(6%)
Average common shares outstanding (in thousands):
Basic	738,051	661,057	683,345	12%	8%	699,767	686,565	2%
Diluted	747,750	670,685	696,210	11%	7%	709,430	700,134	1%
Earnings per share, basic	$0.57	$1.14	$0.84	(50%)	(32%)	$1.68	$1.82	(8%)
Earnings per share, diluted	0.57	1.12	0.82	(49%)	(30%)	1.66	1.79	(7%)
Common Share Data
Cash dividends per common share	$0.24	$0.22	$0.18	9%	33%	$0.46	$0.34	35%
Book value per share	26.17	24.77	21.75	6%	20%	26.17	21.75	20%
Market price per share	27.90	25.22	28.70	11%	(3%)	27.90	28.70	(3%)
Common shares outstanding (in thousands)	731,474	739,406	678,162	(1%)	8%	731,474	678,162	8%
Market capitalization	$20,408	$18,648	$19,463	9%	5%	$20,408	$19,463	5%
Financial Ratios
Return on average assets	1.08%	2.11%	1.71%	(103)	(63)	1.56%	1.86%	(30)
Return on average common equity	9.1%	19.6%	15.9%	(1,050)	(680)	13.9%	17.3%	(340)
Return on average tangible common equity(a)	12.3%	23.9%	19.2%	(1,160)	(690)	17.8%	20.9%	(310)
Noninterest income as a percent of total revenue(a)	35%	50%	42%	(1,500)	(700)	43%	45%	(200)
Dividend payout	42.1%	19.3%	21.4%	2,280	2,070	27.4%	18.7%	870
Average total Bancorp shareholders’ equity as a percent of average assets	12.02%	11.43%	11.28%	59	74	11.74%	11.34%	40
Tangible common equity(a)	8.27%	8.21%	9.23%	6	(96)	8.27%	9.23%	(96)
Net interest margin (FTE)(a)	3.37%	3.28%	3.21%	9	16	3.33%	3.19%	14
Efficiency (FTE)(a)	65.1%	50.2%	56.7%	1,490	840	57.1%	54.7%	240
Effective tax rate	21.5%	22.2%	19.6%	(70)	190	21.9%	20.1%	180
Credit Quality
Net losses charged-off	$78	$77	$94	1%	(17%)	$156	$175	(11%)
Net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.32%	0.41%	(3)	(12)	0.30%	0.38%	(8)
ALLL as a percent of portfolio loans and leases	1.02%	1.02%	1.17%	-	(15)	1.02%	1.17%	(15)
Allowance for credit losses as a percent of portfolio loans and leases(g)	1.15%	1.14%	1.31%	1	(16)	1.15%	1.31%	(16)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.51%	0.45%	0.52%	6	(1)	0.51%	0.52%	(1)
Average Balances
Loans and leases, including held for sale	$110,993	$98,362	$93,232	13%	19%	$104,712	$93,051	13%
Securities and other short-term investments	37,797	36,101	34,935	5%	8%	36,953	34,806	6%
Assets	167,578	148,968	141,420	12%	18%	158,324	141,433	12%
Transaction deposits(b)	112,847	100,647	97,574	12%	16%	106,780	97,298	10%
Core deposits(c)	118,525	105,507	101,592	12%	17%	112,051	101,235	11%
Wholesale funding(d)	23,633	22,187	20,464	7%	15%	22,915	20,511	12%
Bancorp shareholders’ equity	20,135	17,025	15,947	18%	26%	18,588	16,044	16%
Regulatory Capital and Liquidity Ratios(e)
CET1 capital(f)	9.58%	9.60%	10.91%	(2)	(133)	9.58%	10.91%	(133)
Tier I risk-based capital(f)	10.64%	10.67%	12.02%	(3)	(138)	10.64%	12.02%	(138)
Total risk-based capital(f)	13.55%	13.57%	15.21%	(2)	(166)	13.55%	15.21%	(166)
Tier I leverage	9.24%	10.32%	10.24%	(108)	(100)	9.24%	10.24%	(100)
Modified liquidity coverage ratio (LCR)	119%	113%	116%	5%	3%	119%	116%	3%
Operations
Banking centers	1,207	1,207	1,158	-	4%	1,207	1,158	4%
ATMs	2,551	2,559	2,458	-	4%	2,551	2,458	4%
Full-time equivalent employees	19,758	20,115	18,163	(2%)	9%	19,758	18,163	9%
(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 26.
(b)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)	Includes transaction deposits plus other time deposits.
(d)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)	Current period regulatory capital and liquidity ratios are estimates.
(f)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(g)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Income Statement Data
Net interest income	$1,245	$1,082	$1,081	$1,043	$1,020
Net interest income (FTE)(a)	1,250	1,086	1,085	1,047	1,024
Noninterest income	660	1,101	575	563	743
Total revenue (FTE)	1,910	2,187	1,660	1,610	1,767
Provision for credit losses	85	90	97	84	14
Noninterest expense	1,243	1,097	975	972	1,001
Net income attributable to Bancorp	453	775	455	436	602
Net income available to common shareholders	427	760	432	421	579

Earnings Per Share Data
Net income allocated to common shareholders	$423	$752	$427	$417	$573
Average common shares outstanding (in thousands):
Basic	738,051	661,057	653,062	667,624	683,345
Diluted	747,750	670,685	662,966	679,199	696,210
Earnings per share, basic	$0.57	$1.14	$0.65	$0.62	$0.84
Earnings per share, diluted	0.57	1.12	0.64	0.61	0.82

Common Share Data
Cash dividends per common share	$0.24	$0.22	$0.22	$0.18	$0.18
Book value per share	26.17	24.77	23.07	21.70	21.75
Market value per share	27.90	25.22	23.53	27.92	28.70
Common shares outstanding (in thousands)	731,474	739,406	646,631	661,373	678,162
Market capitalization	$20,408	$18,648	$15,215	$18,466	$19,463

Financial Ratios
Return on average assets	1.08%	2.11%	1.25%	1.22%	1.71%
Return on average common equity	9.1%	19.6%	11.8%	11.4%	15.9%
Return on average tangible common equity(a)	12.3%	23.9%	14.3%	13.8%	19.2%
Noninterest income as a percent of total revenue(a)	35%	50%	35%	35%	42%
Dividend payout	42.1%	19.3%	33.8%	29.0%	21.4%
Average total Bancorp shareholders’ equity as a percent of average assets	12.02%	11.43%	10.95%	11.29%	11.28%
Tangible common equity(a)	8.27%	8.21%	8.71%	9.02%	9.23%
Net interest margin (FTE)(a)	3.37%	3.28%	3.29%	3.23%	3.21%
Efficiency (FTE)(a)	65.1%	50.2%	58.7%	60.4%	56.7%
Effective tax rate	21.5%	22.2%	22.4%	20.7%	19.6%

Credit Quality
Net losses charged-off	$78	$77	$83	$72	$94
Net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.32%	0.35%	0.30%	0.41%
ALLL as a percent of portfolio loans and leases	1.02%	1.02%	1.16%	1.17%	1.17%
Allowance for credit losses as a percent of portfolio loans and leases(g)	1.15%	1.14%	1.30%	1.31%	1.31%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.51%	0.45%	0.41%	0.48%	0.52%

Average Balances
Loans and leases, including held for sale	$110,993	$98,362	$95,398	$93,977	$93,232
Securities and other short-term investments	37,797	36,101	35,674	34,822	34,935
Assets	167,578	148,968	144,185	141,654	141,420
Transaction deposits(b)	112,847	100,647	99,721	97,315	97,574
Core deposits(c)	118,525	105,507	104,087	101,492	101,592
Wholesale funding(d)	23,633	22,187	20,660	20,613	20,464
Bancorp shareholders’ equity	20,135	17,025	15,794	15,994	15,947

Regulatory Capital and Liquidity Ratios(e)
CET1 capital(f)	9.58%	9.60%	10.24%	10.67%	10.91%
Tier I risk-based capital(f)	10.64%	10.67%	11.32%	11.78%	12.02%
Total risk-based capital(f)	13.55%	13.57%	14.48%	14.94%	15.21%
Tier I leverage	9.24%	10.32%	9.72%	10.10%	10.24%
Modified liquidity coverage ratio (LCR)	119%	113%	128%	119%	116%

Operations
Banking centers	1,207	1,207	1,121	1,152	1,158
ATMs	2,551	2,559	2,419	2,443	2,458
Full-time equivalent employees	19,758	20,115	17,437	17,512	18,163
(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 26.
(b)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)	Includes transaction deposits plus other time deposits.
(d)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)	Current period regulatory capital and liquidity ratios are estimates.
(f)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(g)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,336	$1,143	$996	17%	34%	$2,479	$1,933	28%
Interest on securities	290	281	267	3%	9%	571	530	8%
Interest on other short-term investments	10	9	6	11%	67%	19	11	73%
Total interest income	1,636	1,433	1,269	14%	29%	3,069	2,474	24%

Interest Expense
Interest on deposits	243	205	119	19%	104%	449	215	109%
Interest on federal funds purchased	8	12	5	(33%)	60%	20	7	186%
Interest on other short-term borrowings	9	6	11	50%	(18%)	14	19	(26%)
Interest on long-term debt	131	128	114	2%	15%	259	217	19%
Total interest expense	391	351	249	11%	57%	742	458	62%

Net Interest Income	1,245	1,082	1,020	15%	22%	2,327	2,016	15%

Provision for credit losses	85	90	14	(6%)	507%	175	27	548%
Net Interest Income After Provision for Credit Losses	1,160	992	1,006	17%	15%	2,152	1,989	8%

Noninterest Income
Service charges on deposits	143	131	137	9%	4%	274	275	-
Corporate banking revenue	137	112	120	22%	14%	249	208	20%
Mortgage banking net revenue	63	56	53	13%	19%	119	109	9%
Wealth and asset management revenue	122	112	108	9%	13%	234	221	6%
Card and processing revenue	92	79	84	16%	10%	171	163	5%
Other noninterest income	93	592	250	(84%)	(63%)	684	708	(3%)
Securities gains (losses), net	8	16	(5)	(50%)	NM	25	(15)	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	2	3	(4)	(33%)	NM	5	(17)	NM
Total noninterest income	660	1,101	743	(40%)	(11%)	1,761	1,652	7%

Noninterest Expense
Compensation and benefits	641	610	549	5%	17%	1,251	1,106	13%
Net occupancy expense	88	75	74	17%	19%	164	149	10%
Technology and communications	136	83	67	64%	103%	219	135	62%
Equipment expense	33	30	30	10%	10%	63	61	3%
Card and processing expense	34	31	30	10%	13%	64	60	7%
Other noninterest expense	311	268	251	16%	24%	580	500	16%
Total noninterest expense	1,243	1,097	1,001	13%	24%	2,341	2,011	16%
Income Before Income Taxes	577	996	748	(42%)	(23%)	1,572	1,630	(4%)
Applicable income tax expense	124	221	146	(44%)	(15%)	344	327	5%
Net Income	453	775	602	(42%)	(25%)	1,228	1,303	(6%)
Less: Net income attributable to noncontrolling interests	-	-	-	NM	NM	-	-	NM
Net Income Attributable to Bancorp	453	775	602	(42%)	(25%)	1,228	1,303	(6%)
Dividends on preferred stock	26	15	23	73%	13%	41	38	8%
Net Income Available to Common Shareholders	$427	$760	$579	(44%)	(26%)	$1,187	$1,265	(6%)

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	June	March	June
	2019	2019	2018	Seq	Yr/Yr
Assets
Cash and due from banks	$2,764	$2,749	$2,052	1%	35%
Other short-term investments	3,357	3,556	1,636	(6%)	105%
Available-for-sale debt and other securities(a)	35,753	35,048	31,961	2%	12%
Held-to-maturity securities(b)	21	21	19	-	11%
Trading debt securities	322	325	280	(1%)	15%
Equity securities	485	426	475	14%	2%
Loans and leases held for sale	1,205	692	783	74%	54%
Portfolio loans and leases:
Commercial and industrial loans	51,104	51,862	41,403	(1%)	23%
Commercial mortgage loans	10,717	10,686	6,625	-	62%
Commercial construction loans	5,264	5,231	4,687	1%	12%
Commercial leases	3,677	3,909	3,788	(6%)	(3%)
Residential mortgage loans	16,777	16,811	15,640	-	7%
Home equity	6,325	6,435	6,599	(2%)	(4%)
Indirect secured consumer loans	10,403	10,031	8,938	4%	16%
Credit card	2,436	2,388	2,270	2%	7%
Other consumer loans	2,580	2,489	1,982	4%	30%
Portfolio loans and leases	109,283	109,842	91,932	(1%)	19%
Allowance for loan and lease losses	(1,115)	(1,115)	(1,077)	-	4%
Portfolio loans and leases, net	108,168	108,727	90,855	(1%)	19%
Bank premises and equipment	2,074	2,092	1,915	(1%)	8%
Operating lease equipment	894	908	606	(2%)	48%
Goodwill	4,284	4,321	2,462	(1%)	74%
Intangible assets	215	218	30	(1%)	617%
Servicing rights	1,039	1,141	959	(9%)	8%
Other assets	8,221	7,629	6,562	8%	25%
Total Assets	$168,802	$167,853	$140,595	1%	20%

Liabilities
Deposits:
Demand	$35,589	$35,963	$32,680	(1%)	9%
Interest checking	37,491	35,746	29,452	5%	27%
Savings	14,484	14,451	13,455	-	8%
Money market	26,465	25,942	21,593	2%	23%
Foreign office	175	154	336	14%	(48%)
Other time	5,759	5,539	4,058	4%	42%
Certificates $100,000 and over	5,429	5,569	2,557	(3%)	112%
Other deposits	-	300	-	NM	NM
Total deposits	125,392	123,664	104,131	1%	20%
Federal funds purchased	179	2,630	597	(93%)	(70%)
Other short-term borrowings	957	1,329	1,763	(28%)	(46%)
Accrued taxes, interest and expenses	2,397	2,242	1,258	7%	91%
Other liabilities	3,422	2,661	2,425	29%	41%
Long-term debt	15,784	15,483	14,321	2%	10%
Total Liabilities	148,131	148,009	124,495	-	19%
Equity
Common stock(c)	2,051	2,051	2,051	-	-
Preferred stock	1,331	1,331	1,331	-	-
Capital surplus	3,572	3,444	2,833	4%	26%
Retained earnings	17,431	17,184	15,991	1%	9%
Accumulated other comprehensive income (loss)	1,178	409	(552)	188%	(313%)
Treasury stock	(5,089)	(4,772)	(5,574)	7%	(9%)
Total Bancorp shareholders’ equity	20,474	19,647	16,080	4%	27%
Noncontrolling interests	197	197	20	-	885%
Total Equity	20,671	19,844	16,100	4%	28%
Total Liabilities and Equity	$168,802	$167,853	$140,595	1%	20%
(a) Amortized cost	$34,731	$34,784	$32,589	-	7%
(b) Market values	21	21	19	-	11%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	-	-
Outstanding, excluding treasury	731,474	739,406	678,162	(1%)	8%
Treasury	192,419	184,486	245,731	4%	(22%)

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Assets
Cash and due from banks	$2,764	$2,749	$2,681	$2,100	$2,052
Other short-term investments	3,357	3,556	1,825	1,429	1,636
Available-for-sale debt and other securities(a)	35,753	35,048	32,830	31,808	31,961
Held-to-maturity securities(b)	21	21	18	18	19
Trading debt securities	322	325	287	269	280
Equity securities	485	426	452	500	475
Loans and leases held for sale	1,205	692	607	663	783
Portfolio loans and leases:
Commercial and industrial loans	51,104	51,862	44,340	42,631	41,403
Commercial mortgage loans	10,717	10,686	6,974	6,695	6,625
Commercial construction loans	5,264	5,231	4,657	4,892	4,687
Commercial leases	3,677	3,909	3,600	3,697	3,788
Residential mortgage loans	16,777	16,811	15,504	15,585	15,640
Home equity	6,325	6,435	6,402	6,485	6,599
Indirect secured consumer loans	10,403	10,031	8,976	9,002	8,938
Credit card	2,436	2,388	2,470	2,325	2,270
Other consumer loans	2,580	2,489	2,342	2,131	1,982
Portfolio loans and leases	109,283	109,842	95,265	93,443	91,932
Allowance for loan and lease losses	(1,115)	(1,115)	(1,103)	(1,091)	(1,077)
Portfolio loans and leases, net	108,168	108,727	94,162	92,352	90,855
Bank premises and equipment	2,074	2,092	1,861	1,896	1,915
Operating lease equipment	894	908	518	546	606
Goodwill	4,284	4,321	2,478	2,462	2,462
Intangible assets	215	218	40	28	30
Servicing rights	1,039	1,141	938	1,010	959
Other assets	8,221	7,629	7,372	6,509	6,562
Total Assets	$168,802	$167,853	$146,069	$141,590	$140,595

Liabilities
Deposits:
Demand	$35,589	$35,963	$32,116	$31,803	$32,680
Interest checking	37,491	35,746	34,058	30,288	29,452
Savings	14,484	14,451	12,907	13,027	13,455
Money market	26,465	25,942	22,597	21,977	21,593
Foreign office	175	154	240	298	336
Other time	5,759	5,539	4,490	4,249	4,058
Certificates $100,000 and over	5,429	5,569	2,427	2,700	2,557
Other deposits	-	300	-	-	-
Total deposits	125,392	123,664	108,835	104,342	104,131
Federal funds purchased	179	2,630	1,925	2,316	597
Other short-term borrowings	957	1,329	573	1,114	1,763
Accrued taxes, interest and expenses	2,397	2,242	1,562	1,209	1,258
Other liabilities	3,422	2,661	2,498	2,448	2,425
Long-term debt	15,784	15,483	14,426	14,460	14,321
Total Liabilities	148,131	148,009	129,819	125,889	124,495
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	3,572	3,444	2,873	2,856	2,833
Retained earnings	17,431	17,184	16,578	16,291	15,991
Accumulated other comprehensive income (loss)	1,178	409	(112)	(775)	(552)
Treasury stock	(5,089)	(4,772)	(6,471)	(6,073)	(5,574)
Total Bancorp shareholders’ equity	20,474	19,647	16,250	15,681	16,080
Noncontrolling interests	197	197	-	20	20
Total Equity	20,671	19,844	16,250	15,701	16,100
Total Liabilities and Equity	$168,802	$167,853	$146,069	$141,590	$140,595
(a) Amortized cost	$34,731	$34,784	$33,128	$32,707	$32,589
(b) Market values	21	21	18	18	19
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	731,474	739,406	646,631	661,373	678,162
Treasury	192,419	184,486	277,262	262,520	245,731

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions	For the Three Months Ended		Year to Date
(unaudited)	June	June	June	June
	2019	2018	2019	2018
Total Equity, Beginning	$19,844	$16,036	$16,250	$16,220
Net income attributable to Bancorp	453	602	1,228	1,303
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale securities	577	(167)	1,008	(620)
Qualifying cash flow hedges	191	3	280	(5)
Change in accumulated other comprehensive income related to employee benefit plans	1	1	2	2
Comprehensive income	1,222	439	2,518	680
Cash dividends declared:
Common stock	(178)	(124)	(343)	(235)
Preferred stock	(26)	(23)	(41)	(38)
Impact of stock transactions under stock compensation plans, net	10	7	35	22
Shares acquired for treasury	(200)	(235)	(1,113)	(553)
Impact of acquisition	-	-	3,159	-
Noncontrolling interest	-	-	197	-
Other	(1)	-	(1)	-
Impact of cumulative effect of change in account principles	-	-	10	4
Total Equity, Ending	$20,671	$16,100	$20,671	$16,100

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$52,187	$46,070	$42,327	13%	23%	$49,145	$42,064	17%
Commercial mortgage loans	10,635	7,417	6,521	43%	63%	9,035	6,555	38%
Commercial construction loans	5,248	4,838	4,743	8%	11%	5,044	4,707	7%
Commercial leases	3,811	3,555	3,847	7%	(1%)	3,684	3,903	(6%)
Residential mortgage loans	17,589	16,150	16,213	9%	8%	16,873	16,150	4%
Home equity	6,376	6,356	6,672	-	(4%)	6,366	6,780	(6%)
Indirect secured consumer loans	10,190	9,176	8,968	11%	14%	9,686	9,016	7%
Credit card	2,408	2,396	2,221	1%	8%	2,402	2,223	8%
Other consumer loans	2,549	2,404	1,720	6%	48%	2,477	1,653	50%
Taxable securities	35,467	34,320	33,380	3%	6%	34,896	33,257	5%
Tax exempt securities	40	28	81	43%	(51%)	34	77	(56%)
Other short-term investments	2,290	1,753	1,474	31%	55%	2,023	1,472	37%
Total interest-earning assets	148,790	134,463	128,167	11%	16%	141,665	127,857	11%
Cash and due from banks	2,931	2,217	2,179	32%	35%	2,576	2,177	18%
Other assets	16,972	13,391	12,211	27%	39%	15,192	12,565	21%
Allowance for loan and lease losses	(1,115)	(1,103)	(1,137)	1%	(2%)	(1,109)	(1,166)	(5%)
Total Assets	$167,578	$148,968	$141,420	12%	18%	$158,324	$141,433	12%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$36,514	$33,697	$28,715	8%	27%	$35,113	$28,560	23%
Savings deposits	14,418	13,052	13,618	10%	6%	13,739	13,582	1%
Money market deposits	25,934	23,133	22,036	12%	18%	24,541	21,397	15%
Foreign office deposits	163	208	371	(22%)	(56%)	185	432	(57%)
Other time deposits	5,678	4,860	4,018	17%	41%	5,271	3,937	34%
Total interest-bearing core deposits	82,707	74,950	68,758	10%	20%	78,849	67,908	16%
Certificates $100,000 and over	5,780	3,358	2,155	72%	168%	4,576	2,220	106%
Other deposits	40	726	198	(94%)	(80%)	381	288	32%
Federal funds purchased	1,151	2,019	1,080	(43%)	7%	1,582	887	78%
Other short-term borrowings	1,119	646	2,452	73%	(54%)	884	2,438	(64%)
Long-term debt	15,543	15,438	14,579	1%	7%	15,492	14,678	6%
Total interest-bearing liabilities	106,340	97,137	89,222	9%	19%	101,764	88,419	15%
Demand deposits	35,818	30,557	32,834	17%	9%	33,202	33,327	-
Other liabilities	5,088	4,227	3,397	20%	50%	4,659	3,622	29%
Total Liabilities	147,246	131,921	125,453	12%	17%	139,625	125,368	11%
Total Equity	20,332	17,047	15,967	19%	27%	18,699	16,065	16%
Total Liabilities and Equity	$167,578	$148,968	$141,420	12%	18%	$158,324	$141,433	12%

	For the Three Months Ended			bps Change		Year to Date		bps Change
	June	March	June			June	June
Yield/Rate Analysis	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	4.79%	4.67%	4.26%	12	53	4.73%	4.11%	62
Commercial mortgage loans(a)	5.11%	4.80%	4.43%	31	68	4.98%	4.32%	66
Commercial construction loans(a)	5.71%	5.55%	4.94%	16	77	5.63%	4.77%	86
Commercial leases(a)	3.51%	3.08%	2.82%	43	69	3.30%	2.80%	50
Residential mortgage loans	3.70%	3.71%	3.56%	(1)	14	3.71%	3.58%	13
Home equity	5.30%	5.34%	4.85%	(4)	45	5.32%	4.74%	58
Indirect secured consumer loans	4.11%	3.79%	3.26%	32	85	3.96%	3.19%	77
Credit card	12.38%	12.63%	11.96%	(25)	42	12.50%	12.16%	34
Other consumer loans	7.58%	7.49%	6.75%	9	83	7.54%	6.67%	87
Total loans and leases	4.84%	4.73%	4.30%	11	54	4.79%	4.21%	58
Taxable securities	3.28%	3.32%	3.20%	(4)	8	3.30%	3.21%	9
Tax exempt securities(a)	3.50%	4.80%	4.03%	(130)	(53)	4.03%	2.79%	124
Other short-term investments	1.80%	1.97%	1.62%	(17)	18	1.87%	1.50%	37
Total interest-earning assets	4.42%	4.33%	3.98%	9	44	4.38%	3.91%	47

Interest-bearing liabilities:
Interest checking deposits	1.17%	1.18%	0.76%	(1)	41	1.17%	0.70%	47
Savings deposits	0.17%	0.15%	0.10%	2	7	0.16%	0.08%	8
Money market deposits	1.14%	1.03%	0.71%	11	43	1.09%	0.62%	47
Foreign office deposits	0.53%	0.60%	0.45%	(7)	8	0.57%	0.27%	30
Other time deposits	1.84%	1.80%	1.34%	4	50	1.82%	1.30%	52
Total interest-bearing core deposits	1.03%	0.99%	0.65%	4	38	1.01%	0.58%	43
Certificates $100,000 and over	2.10%	2.13%	1.35%	(3)	75	2.11%	1.42%	69
Other deposits	2.92%	2.43%	1.80%	49	112	2.46%	1.57%	89
Federal funds purchased	2.61%	2.43%	1.76%	18	85	2.50%	1.63%	87
Other short-term borrowings	3.08%	3.62%	1.84%	(54)	124	3.28%	1.60%	168
Long-term debt	3.39%	3.35%	3.11%	4	28	3.37%	2.98%	39
Total interest-bearing liabilities	1.47%	1.46%	1.12%	1	35	1.47%	1.05%	42
(a) Presented on an FTE basis.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Assets
Interest-earning assets:
Commercial and industrial loans	$52,187	$46,070	$43,911	$42,614	$42,327
Commercial mortgage loans	10,635	7,417	6,868	6,664	6,521
Commercial construction loans	5,248	4,838	4,885	4,870	4,743
Commercial leases	3,811	3,555	3,633	3,746	3,847
Residential mortgage loans	17,589	16,150	16,074	16,226	16,213
Home equity	6,376	6,356	6,438	6,529	6,672
Indirect secured consumer loans	10,190	9,176	8,970	8,969	8,968
Credit card	2,408	2,396	2,373	2,299	2,221
Other consumer loans	2,549	2,404	2,246	2,060	1,720
Taxable securities	35,467	34,320	34,126	33,301	33,380
Tax exempt securities	40	28	40	69	81
Other short-term investments	2,290	1,753	1,508	1,452	1,474
Total interest-earning assets	148,790	134,463	131,072	128,799	128,167
Cash and due from banks	2,931	2,217	2,253	2,193	2,179
Other assets	16,972	13,391	11,952	11,739	12,211
Allowance for loan and lease losses	(1,115)	(1,103)	(1,092)	(1,077)	(1,137)
Total Assets	$167,578	$148,968	$144,185	$141,654	$141,420
Liabilities
Interest-bearing liabilities:
Interest checking deposits	$36,514	$33,697	$32,428	$29,681	$28,715
Savings deposits	14,418	13,052	12,933	13,231	13,618
Money market deposits	25,934	23,133	22,517	21,753	22,036
Foreign office deposits	163	208	272	317	371
Other time deposits	5,678	4,860	4,366	4,177	4,018
Total interest-bearing core deposits	82,707	74,950	72,516	69,159	68,758
Certificates $100,000 and over	5,780	3,358	2,662	2,596	2,155
Other deposits	40	726	746	578	198
Federal funds purchased	1,151	2,019	2,254	1,987	1,080
Other short-term borrowings	1,119	646	578	1,018	2,452
Long-term debt	15,543	15,438	14,420	14,434	14,579
Total interest-bearing liabilities	106,340	97,137	93,176	89,772	89,222
Demand deposits	35,818	30,557	31,571	32,333	32,834
Other liabilities	5,088	4,227	3,631	3,535	3,397
Total Liabilities	147,246	131,921	128,378	125,640	125,453
Total Equity	20,332	17,047	15,807	16,014	15,967
Total Liabilities and Equity	$167,578	$148,968	$144,185	$141,654	$141,420
Yield/Rate Analysis
Interest-earning assets:
Commercial and industrial loans(a)	4.79%	4.67%	4.56%	4.32%	4.26%
Commercial mortgage loans(a)	5.11%	4.80%	4.67%	4.57%	4.43%
Commercial construction loans(a)	5.71%	5.55%	5.33%	5.14%	4.94%
Commercial leases(a)	3.51%	3.08%	2.89%	2.85%	2.82%
Residential mortgage loans	3.70%	3.71%	3.63%	3.58%	3.56%
Home equity	5.30%	5.34%	5.21%	5.03%	4.85%
Indirect secured consumer loans	4.11%	3.79%	3.64%	3.47%	3.26%
Credit card	12.38%	12.63%	12.50%	12.17%	11.96%
Other consumer loans	7.58%	7.49%	7.28%	6.98%	6.75%
Total loans and leases	4.84%	4.73%	4.61%	4.41%	4.30%
Taxable securities	3.28%	3.32%	3.27%	3.20%	3.20%
Tax exempt securities(a)	3.50%	4.80%	3.86%	4.35%	4.03%
Other short-term investments	1.80%	1.97%	1.96%	1.74%	1.62%
Total interest-earning assets	4.42%	4.33%	4.23%	4.07%	3.98%
Interest-bearing liabilities:
Interest checking deposits	1.17%	1.18%	1.07%	0.88%	0.76%
Savings deposits	0.17%	0.15%	0.13%	0.11%	0.10%
Money market deposits	1.14%	1.03%	0.91%	0.80%	0.71%
Foreign office deposits	0.53%	0.60%	0.54%	0.33%	0.45%
Other time deposits	1.84%	1.80%	1.65%	1.48%	1.34%
Total interest-bearing core deposits	1.03%	0.99%	0.88%	0.74%	0.65%
Certificates $100,000 and over	2.10%	2.13%	1.97%	1.85%	1.35%
Other deposits	2.92%	2.43%	2.23%	1.95%	1.80%
Federal funds purchased	2.61%	2.43%	2.25%	1.96%	1.76%
Other short-term borrowings	3.08%	3.62%	3.01%	2.22%	1.84%
Long-term debt	3.39%	3.35%	3.18%	3.09%	3.11%
Total interest-bearing liabilities	1.47%	1.46%	1.33%	1.20%	1.12%

Ratios:
Net interest margin (FTE)(b)	3.37%	3.28%	3.29%	3.23%	3.21%
Net interest rate spread (FTE)(b)	2.95%	2.87%	2.90%	2.87%	2.86%
Interest-bearing liabilities to interest-earning assets	71.47%	72.24%	71.09%	69.70%	69.61%
(a) Presented on an FTE basis.
(b) Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 26.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,078	$46,011	$43,829	$42,494	$42,292
Commercial mortgage loans	10,632	7,414	6,864	6,635	6,514
Commercial construction loans	5,248	4,838	4,885	4,870	4,743
Commercial leases	3,809	3,555	3,632	3,738	3,847
Total commercial loans and leases	71,767	61,818	59,210	57,737	57,396
Consumer loans:
Residential mortgage loans	16,804	15,624	15,520	15,598	15,581
Home equity	6,376	6,355	6,438	6,529	6,672
Indirect secured consumer loans	10,190	9,176	8,970	8,969	8,968
Credit card	2,408	2,396	2,373	2,299	2,221
Other consumer loans	2,550	2,404	2,246	2,060	1,719
Total consumer loans	38,328	35,955	35,547	35,455	35,161
Total average portfolio loans and leases	$110,095	$97,773	$94,757	$93,192	$92,557

Average loans and leases held for sale	$898	$589	$641	$785	$675

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,104	$51,862	$44,340	$42,631	$41,403
Commercial mortgage loans	10,717	10,686	6,974	6,695	6,625
Commercial construction loans	5,264	5,231	4,657	4,892	4,687
Commercial leases	3,677	3,909	3,600	3,697	3,788
Total commercial loans and leases	70,762	71,688	59,571	57,915	56,503
Consumer loans:
Residential mortgage loans	16,777	16,811	15,504	15,585	15,640
Home equity	6,325	6,435	6,402	6,485	6,599
Indirect secured consumer loans	10,403	10,031	8,976	9,002	8,938
Credit card	2,436	2,388	2,470	2,325	2,270
Other consumer loans	2,580	2,489	2,342	2,131	1,982
Total consumer loans	38,521	38,154	35,694	35,528	35,429
Total portfolio loans and leases	$109,283	$109,842	$95,265	$93,443	$91,932

Loans and leases held for sale	$1,205	$692	$607	$663	$783

Operating lease equipment	$894	$908	$518	$546	$606

Loans and leases serviced for others:(a)
Commercial and industrial loans	$977	$1,024	$514	$465	$421
Commercial mortgage loans	438	467	292	294	263
Commercial construction loans	323	261	130	108	82
Commercial leases	358	216	224	225	222
Residential mortgage loans	84,597	83,900	63,154	63,996	62,247
Other consumer loans	50	50	50	50	50
Total loans and leases serviced for others	86,743	85,918	64,364	65,138	63,285
Total loans and leases serviced	$198,125	$197,360	$160,754	$159,790	$156,606
(a) Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	June	March	December	September	June
	2019(a)	2019	2018	2018	2018
Regulatory capital:
CET1 capital	$13,532	$13,430	$12,534	$12,809	$12,986
Additional tier I capital	1,493	1,493	1,330	1,331	1,331
Tier I capital	15,025	14,923	13,864	14,140	14,317
Tier II capital	4,111	4,048	3,859	3,792	3,799
Total regulatory capital	$19,136	$18,971	$17,723	$17,932	$18,116
Risk-weighted assets(b)	$141,192	$139,844	$122,432	$120,002	$119,073

Ratios:
Average total Bancorp shareholders’ equity as a percent of average assets	12.02%	11.43%	10.95%	11.29%	11.28%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	9.58%	9.60%	10.24%	10.67%	10.91%
Tier I risk-based capital(b)	10.64%	10.67%	11.32%	11.78%	12.02%
Total risk-based capital(b)	13.55%	13.57%	14.48%	14.94%	15.21%
Tier I leverage	9.24%	10.32%	9.72%	10.10%	10.24%

Fifth Third Bank
Tier I risk-based capital(b)	11.69%	12.22%	11.93%	12.27%	12.43%
Total risk-based capital(b)	13.25%	13.86%	13.57%	13.94%	14.10%
Tier I leverage	10.59%	10.49%	10.27%	10.56%	10.63%
(a)	Current period regulatory capital data and ratios are estimated.
(b)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Average portfolio loans and leases:
Commercial and industrial loans	$52,078	$46,011	$43,829	$42,494	$42,292
Commercial mortgage loans	10,632	7,414	6,864	6,635	6,514
Commercial construction loans	5,248	4,838	4,885	4,870	4,743
Commercial leases	3,809	3,555	3,632	3,738	3,847
Residential mortgage loans	16,804	15,624	15,520	15,598	15,581
Home equity	6,376	6,355	6,438	6,529	6,672
Indirect secured consumer loans	10,190	9,176	8,970	8,969	8,968
Credit card	2,408	2,396	2,373	2,299	2,221
Other consumer loans	2,550	2,404	2,246	2,060	1,719
Total average portfolio loans and leases	$110,095	$97,773	$94,757	$93,192	$92,557

Losses charged-off:
Commercial and industrial loans	($30)	($20)	($32)	($36)	($51)
Commercial mortgage loans	-	-	(1)	-	(3)
Commercial leases	(3)	-	(1)	-	-
Residential mortgage loans	(1)	(2)	(3)	(3)	(4)
Home equity	(6)	(6)	(5)	(6)	(5)
Indirect secured consumer loans	(15)	(20)	(19)	(15)	(13)
Credit card	(40)	(38)	(34)	(33)	(29)
Other consumer loans	(24)	(22)	(21)	(19)	(13)
Total losses charged-off	($119)	($108)	($116)	($112)	($118)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$10	$2	$2	$8	$4
Commercial mortgage loans	-	1	3	1	1
Commercial leases	-	-	-	-	-
Residential mortgage loans	2	1	2	1	2
Home equity	3	3	3	3	3
Indirect secured consumer loans	8	7	6	6	5
Credit card	5	5	5	12	3
Other consumer loans	13	12	12	9	6
Total recoveries of losses previously charged-off	$41	$31	$33	$40	$24

Net losses charged-off:
Commercial and industrial loans	($20)	($18)	($30)	($28)	($47)
Commercial mortgage loans	-	1	2	1	(2)
Commercial leases	(3)	-	(1)	-	-
Residential mortgage loans	1	(1)	(1)	(2)	(2)
Home equity	(3)	(3)	(2)	(3)	(2)
Indirect secured consumer loans	(7)	(13)	(13)	(9)	(8)
Credit card	(35)	(33)	(29)	(21)	(26)
Other consumer loans	(11)	(10)	(9)	(10)	(7)
Total net losses charged-off	($78)	($77)	($83)	($72)	($94)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.15%	0.16%	0.27%	0.26%	0.44%
Commercial mortgage loans	0.00%	(0.05% )	(0.15% )	(0.03% )	0.11%
Commercial leases	0.32%	0.02%	0.12%	0.00%	0.00%
Residential mortgage loans	(0.02% )	0.02%	0.02%	0.04%	0.05%
Home equity	0.18%	0.20%	0.15%	0.16%	0.12%
Indirect secured consumer loans	0.33%	0.57%	0.54%	0.41%	0.33%
Credit card	5.75%	5.60%	4.84%	3.53%	4.73%
Other consumer loans	1.84%	1.76%	1.83%	1.94%	1.85%
Total net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.32%	0.35%	0.30%	0.41%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,115	$1,103	$1,091	$1,077	$1,138
Total net losses charged-off	(78)	(77)	(83)	(72)	(94)
Provision for loan and lease losses	78	89	95	86	33
Allowance for loan and lease losses, ending	$1,115	$1,115	$1,103	$1,091	$1,077

Reserve for unfunded commitments, beginning	$133	$131	$129	$131	$151
Reserve for acquired commitments	7	1	-	-	-
Provision for (benefit from) the reserve for unfunded commitments	7	1	2	(2)	(20)
Reserve for unfunded commitments, ending	$147	$133	$131	$129	$131

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,115	$1,115	$1,103	$1,091	$1,077
Reserve for unfunded commitments	147	133	131	129	131
Total allowance for credit losses	$1,262	$1,248	$1,234	$1,220	$1,208

	As of
	June	March	December	September	June
	2019	2019	2018	2018	2018
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$135	$112	$54	$69	$99
Commercial mortgage loans	20	24	9	7	8
Commercial leases	31	18	18	22	25
Residential mortgage loans	11	15	11	11	13
Home equity	61	62	55	58	54
Indirect secured consumer loans	1	2	-	-	3
Other consumer loans	2	2	1	1	1
Total nonaccrual portfolio loans and leases (excludes restructured loans)	261	235	148	168	203
Nonaccrual restructured portfolio commercial loans and leases	204	159	147	180	173
Nonaccrual restructured portfolio consumer loans and leases	56	56	53	55	61
Total nonaccrual portfolio loans and leases	521	450	348	403	437
Repossessed property	8	11	10	8	7
OREO	31	37	37	37	36
Total nonperforming portfolio assets	560	498	395	448	480
Nonaccrual loans held for sale	4	-	-	18	5
Nonaccrual restructured loans held for sale	23	14	16	17	18
Total nonperforming assets	$587	$512	$411	$483	$503

Restructured portfolio consumer loans and leases (accrual)	$958	$950	$961	$987	$1,024
Restructured portfolio commercial loans and leases (accrual)	$32	$59	$60	$80	$104

Loans 90 days past due (accrual):
Commercial and industrial loans	$19	$15	$4	$3	$4
Commercial mortgage loans	11	20	2	1	-
Commercial construction loans	1	-	-	-	-
Total commercial loans	31	35	6	4	4
Residential mortgage loans	47	48	38	40	44
Home equity	1	1	-	-	-
Indirect secured consumer loans	11	9	12	11	10
Credit card	37	38	37	32	31
Other consumer loans	1	1	-	-	-
Total consumer loans	97	97	87	83	85
Total loans 90 days past due (accrual)(b)	$128	$132	$93	$87	$89

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.32%	0.35%	0.30%	0.41%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.02%	1.02%	1.16%	1.17%	1.17%
As a percent of nonperforming portfolio loans and leases(a)	214%	248%	317%	270%	247%
As a percent of nonperforming portfolio assets(a)	199%	224%	279%	243%	224%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(a)	0.48%	0.41%	0.37%	0.43%	0.47%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.51%	0.45%	0.41%	0.48%	0.52%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.53%	0.46%	0.43%	0.51%	0.54%
(a) Excludes nonaccrual loans held for sale. (b) Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding unrealized gains/losses),” “tangible common equity (including unrealized gains/losses),” “tangible equity,” “tangible book value per share,” “adjusted noninterest income,” “adjusted noninterest expense,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income,” “adjusted net interest margin,” “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as they provide a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding unrealized gains/losses), tangible common equity (including unrealized gains/losses), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, compared to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of on-going financial performance and enhances comparability of results with prior periods.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2019	2019	2018	2018	2018
Net interest income	$1,245	$1,082	$1,081	$1,043	$1,020
Add: Taxable equivalent adjustment	5	4	4	4	4
Net interest income (FTE) (a)	1,250	1,086	1,085	1,047	1,024

Net interest income (annualized) (b)	4,994	4,388	4,289	4,138	4,091
Net interest income (FTE) (annualized) (c)	5,014	4,404	4,305	4,154	4,107

Net interest income (FTE)	1,250	1,086	1,085	1,047	1,024
Less: Net interest income impact from purchase accounting accretion	16	1	-	-	-
Adjusted net interest income (FTE) (d)	1,234	1,085	1,085	1,047	1,024
Adjusted net interest income (FTE) (annualized) (e)	4,950	4,400	4,305	4,154	4,107

Interest income	1,636	1,433	1,393	1,315	1,269
Add: Taxable equivalent adjustment	5	4	4	4	4
Interest income (FTE)	1,641	1,437	1,397	1,319	1,273
Interest income (FTE) (annualized) (f)	6,582	5,828	5,542	5,233	5,106

Interest expense (annualized) (g)	1,568	1,424	1,238	1,079	999
Average interest-earning assets (h)	148,790	134,463	131,072	128,799	128,167
Average interest-bearing liabilities (i)	106,340	97,137	93,176	89,772	89,222

Net interest margin (b) / (h)	3.36%	3.26%	3.27%	3.21%	3.19%
Net interest margin (FTE) (c) / (h)	3.37%	3.28%	3.29%	3.23%	3.21%
Adjusted net interest margin (e) / (h)	3.32%	3.28%	3.29%	3.23%	3.21%
Net interest rate spread (FTE) (f) / (h) - (g) / (i)	2.95%	2.87%	2.90%	2.87%	2.86%

Income before income taxes	$577	$996	$584	$550	$748
Add: Taxable equivalent adjustment	5	4	4	4	4
Income before income taxes (FTE)	$582	$1,000	$588	$554	$752

Net income available to common shareholders	$427	$760	$432	$421	$579
Add: Intangible amortization, net of tax	11	2	1	1	1
Tangible net income available to common shareholders (j)	438	762	433	422	580
Tangible net income available to common shareholders (annualized) (k)	1,757	3,090	1,718	1,674	2,326

Average Bancorp shareholders’ equity	20,135	17,025	15,794	15,994	15,947
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(4,301)	(2,682)	(2,468)	(2,462)	(2,462)
Average intangible assets	(215)	(58)	(32)	(29)	(30)
Average tangible common equity, including accumulated other comprehensive income (“AOCI”) (l)	14,288	12,954	11,963	12,172	12,124
Less: Average AOCI	(619)	-	719	610	619
Average tangible common equity, excluding AOCI (m)	13,669	12,954	12,682	12,782	12,743

Total Bancorp shareholders’ equity	20,474	19,647	16,250	15,681	16,080
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Goodwill	(4,284)	(4,321)	(2,478)	(2,462)	(2,462)
Intangible assets	(215)	(218)	(40)	(28)	(30)
Tangible common equity, including AOCI (n)	14,644	13,777	12,401	11,860	12,257
Less: AOCI	(1,178)	(409)	112	775	552
Tangible common equity, excluding AOCI (o)	13,466	13,368	12,513	12,635	12,809
Add: Preferred stock	1,331	1,331	1,331	1,331	1,331
Tangible equity (p)	14,797	14,699	13,844	13,966	14,140

Total assets	168,802	167,853	146,069	141,590	140,595
Less: Goodwill	(4,284)	(4,321)	(2,478)	(2,462)	(2,462)
Intangible assets	(215)	(218)	(40)	(28)	(30)
Tangible assets, including AOCI (q)	164,303	163,314	143,551	139,100	138,103
Less: AOCI, before tax	(1,491)	(518)	142	981	699
Tangible assets, excluding AOCI (r)	$162,812	$162,796	$143,693	$140,081	$138,802

Common shares outstanding (s)	731	739	647	661	678
Tangible equity (p) / (r)	9.09%	9.03%	9.63%	9.97%	10.19%
Tangible common equity (excluding AOCI) (o) / (r)	8.27%	8.21%	8.71%	9.02%	9.23%
Tangible common equity (including AOCI) (n) / (q)	8.91%	8.44%	8.64%	8.53%	8.88%
Tangible book value per share (n) / (s)	$20.03	$18.64	$19.17	$17.94	$18.08

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	June	March	June
	2019	2019	2018
Net income attributable to Bancorp (t)	$453	$775	$602
Net income attributable to Bancorp (annualized) (u)	1,817	3,143	2,415

Adjustments (pre-tax items)
Merger-related expense	109	76	2
Valuation of Visa total return swap	22	31	10
Merger-related branch network impairment charge	-	13	-
Compensation expense primarily related to staffing review	-	-	19
Branch network impairment charge	-	-	30
Fifth Third Foundation contribution	-	-	10
GreenSky IPO gain	-	-	(16)
GreenSky securities losses (gains)	-	(9)	-
Gain on sale of Vantiv/Worldpay shares	-	(562)	(205)
Adjustments, after-tax (v)(a)	101	(341)	(116)

Adjustments (tax related items)
Acquisition impact on state deferred taxes	-	9	-
Adjustments, tax related (w)	-	9	-

Noninterest income (x)	660	1,101	743
Merger-related branch network impairment charge	-	13	-
Valuation of Visa total return swap	22	31	10
Gain on sale of Vantiv/Worldpay shares	-	(562)	(205)
GreenSky securities losses (gains)	-	(9)	-
Branch network impairment charge	-	-	30
GreenSky IPO gain	-	-	(16)
Adjusted noninterest income (y)	682	574	562

Noninterest expense (z)	1,243	1,097	1,001
Merger-related expense	(109)	(76)	(2)
Compensation expense primarily related to staffing review	-	-	(19)
Fifth Third Foundation contribution	-	-	(10)
Adjusted noninterest expense (aa)	1,134	1,021	970
Intangible amortization expense	14	3	1
Adjusted noninterest expense excluding intangible amortization expense (ab)	1,120	1,018	969

Adjusted net income attributable to Bancorp (t) + (v) + (w)	554	443	486
Adjusted net income attributable to Bancorp (annualized) (ac)	2,222	1,797	1,949

Adjusted tangible net income available to common shareholders (j) + (v) + (w)	539	430	464
Adjusted tangible net income available to common shareholders (annualized) (ad)	2,162	1,744	1,861

Average assets (ae)	$167,578	$148,968	$141,420
Return on average tangible common equity (k) / (l)	12.3%	23.9%	19.2%
Adjusted return on average tangible common equity, including AOCI (ad) / (l)	15.1%	13.5%	15.3%
Adjusted return on average tangible common equity, excluding AOCI (ad) / (m)	15.8%	13.5%	14.6%
Return on average assets (u) / (ae)	1.08%	2.11%	1.71%
Adjusted return on average assets (ac) / (ae)	1.33%	1.21%	1.38%
Efficiency ratio (z) / [(a) + (x)]	65.1%	50.2%	56.7%
Adjusted efficiency ratio (ab) / [(d) + (y)]	58.5%	61.4%	61.1%
Pre-provision net revenue (PPNR) (a) + (x) - (z)	$667	$1,090	$766
Adjusted pre-provision net revenue (PPNR) (d) + (y) - (ab)	$796	$641	$617

(a)	Assumes a 23% tax rate, except for merger-related expenses impacted by certain non-deductible items.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)
For the three months ended June 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$634	$620	$83	$48	($135)	$1,250
(Provision for) benefit from credit losses	(25)	(55)	(7)	—	2	(85)
Net interest income after provision for credit losses	609	565	76	48	(133)	1,165
Noninterest income	301	202	67	118	(28)	660
Noninterest expense	(420)	(467)	(118)	(135)	(103)	(1,243)
Income (loss) before income taxes	490	300	25	31	(264)	582
Applicable income tax (expense) benefit(a)	(95)	(63)	(5)	(7)	41	(129)
Net income (loss)	395	237	20	24	(223)	453

For the three months ended March 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$513	$584	$63	$49	($123)	$1,086
Provision for credit losses	(20)	(52)	(13)	—	(5)	(90)
Net interest income after provision for credit losses	493	532	50	49	(128)	996
Noninterest income	227	183	61	114	516	1,101
Noninterest expense	(356)	(440)	(101)	(130)	(70)	(1,097)
Income before income taxes	364	275	10	33	318	1,000
Applicable income tax expense(a)	(70)	(58)	(2)	(7)	(88)	(225)
Net income	294	217	8	26	230	775

For the three months ended December 31, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$444	$544	$60	$48	($11)	$1,085
Provision for credit losses(d)	(15)	(47)	(12)	(5)	(18)	(97)
Net interest income after provision for credit losses	429	497	48	43	(29)	988
Noninterest income	237	196	58	110	(26)	575
Noninterest expense(d)	(317)	(424)	(93)	(122)	(19)	(975)
Income (loss) before income taxes	349	269	13	31	(74)	588
Applicable income tax (expense) benefit(a)	(80)	(56)	(3)	(7)	13	(133)
Net income (loss)	269	213	10	24	(61)	455

For the three months ended September 30, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$431	$525	$60	$46	($15)	$1,047
(Provision for) benefit from credit losses(d)	11	(34)	(10)	(3)	(48)	(84)
Net interest income after provision for credit losses	442	491	50	43	(63)	963
Noninterest income	235	204	50	115	(41)	563
Noninterest expense(d)	(307)	(433)	(100)	(126)	(6)	(972)
Income (loss) before income taxes	370	262	-	32	(110)	554
Applicable income tax (expense) benefit(a)	(69)	(55)	-	(7)	13	(118)
Net income (loss)	301	207	-	25	(97)	436

For the three months ended June 30, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$431	$499	$59	$45	($10)	$1,024
(Provision for) benefit from credit losses(d)	10	(47)	(8)	11	20	(14)
Net interest income after provision for credit losses	441	452	51	56	10	1,010
Noninterest income	229	167	52	109	186	743
Noninterest expense(d)	(303)	(432)	(107)	(123)	(36)	(1,001)
Income (loss) before income taxes	367	187	(4)	42	160	752
Applicable income tax (expense) benefit(a)	(62)	(40)	1	(9)	(40)	(150)
Net income (loss)	305	147	(3)	33	120	602
(a)

Includes taxable equivalent adjustments of $5 million, $4 million, $4 million, $4 million and $4 million for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, respectively.

(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Certain prior period data has been reclassified to conform to current period presentation.